Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2010 relating to the financial statements of SmartHeat Inc and Subsidiaries (the “Company”) which appear in the Company’s Annual Report on Form 10-K for the years ended December 31, 2009 and 2008 filed with the SEC on March 31, 2010. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland Mohidin, LLP
Encino, California
October 15, 2010